Exhibit 99.(j)(2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Counsel” in the Registration Statement on Form N-1A of Henssler Funds, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2008.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP

Atlanta, Georgia

August 28, 2008